UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT No. 1
TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2004

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

Item 1.01  Entry Into a Material Definitive Agreement.

On December 10, 2004, NovaDel Pharma Inc. (the “Company”), filed a Current Report on Form 8-K to announce that Dr. Henry Kwan had joined the “Company as Head of Pharmaceutical Sciences. On December 21, 2004, the Company and Dr. Kwan entered into a definitive employment agreement, the material terms of which include a three year term of employment, which commenced on December 6, 2004, and an annual base salary equal to $235,000, subject to periodic review by the Company and a cash bonus at the completion of each full year of Dr. Kwan’s employment by the Company equal to 35% of his base salary, payable only upon successful achievement of certain performance milestones, which milestones shall be defined and enumerated by mutual agreement between Dr. Kwan and the Company’s President and Chief Executive Officer. In addition, the Company issued to Dr. Kwan options to purchase a total of 150,000 shares of common stock of the Company pursuant to the terms and conditions of the Company's 1998 Stock Option Plan. Such stock options vest annually in three equal increments on each of the following dates: December 6, 2005; December 6, 2006; and December 6, 2007.

This description of the material terms of Dr. Kwan’s employment agreement is qualified in its entirety by reference to the employment agreement dated as of December 21, 2004, which is attached hereto as Exhibit 10.36 and incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information disclosed in Item 1.01 is incorporated by reference in its entirety into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits.

10.36	Employment Agreement dated as of December 21, 2004, by and between NovaDel Pharma Inc., and Henry Kwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President and General Counsel

Date: December 23, 2004